                                                                   EXHIBIT 10.30

                              EMPLOYMENT AGREEMENT

         This Agreement is entered into by and between August Technology Corporation ("August Technology" or the "Company"), a Minnesota corporation, with its principal place of business at 4900 West 78th Street, Bloomington, Minnesota 55435, and Albert Eliasen of 17617 GeorgeMoran Drive, Eden Prairie, Minnesota 55347, USA ("Employee").

         WHEREAS, Employee desires employment with August Technology or has been employed with August Technology and wishes to continue employment under the terms and conditions set forth in this Agreement;

         WHEREAS, Employee acknowledges and agrees that he has and will continue to have access to confidential, proprietary and trade secret information in the course of his/her employment and continued employment with August Technology, the unauthorized use or disclosure of which would cause irreparable harm to August Technology;

         WHEREAS, August Technology and Employee wish to set forth the terms of their agreement in writing;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is specifically acknowledged by the parties, August Technology and Employee agree as follows:

         1. EMPLOYMENT. August Technology agrees to employ or continue to employ Employee, effective March 1, 2002, and Employee accepts employment or continued employment, upon the terms and conditions set forth in this Agreement.

         2. TERM OF EMPLOYMENT. August Technology shall continue to employ Employee for an indefinite duration until his/her employment is terminated in accordance with Paragraph 8 of this Agreement.

         3. DUTIES AND RESPONSIBILITIES. Employee shall devote his/her time, attention and best efforts to the duties and responsibilities of his/her position, and to the business and affairs of August Technology. Employee's title shall be as set forth in Exhibit A as "Employee's Title", reporting to the person or office as set forth in Exhibit A as "Manager". Employee shall perform all duties and responsibilities of the position he/she holds with August Technology as those duties and responsibilities may change from time to time. Employee shall comply with August Technology's standards, policies and procedures in effect and as they may change from time to time; provided that to the extent such policies and procedures are inconsistent with this Agreement, the provisions of this Agreement shall control.

         4. COMPENSATION. August Technology shall pay Employee a gross annual salary as set forth in Exhibit A as "Base Salary", less appropriate payroll deductions. Employee may also receive incentive compensation in accordance with the Annual Incentive Plan, as issued and as may change from time to time by the Company, or any other similar plan authorized by the Board of Directors. Employee's compensation may be periodically increased or adjusted as authorized by the Board of Directors in the case of the Chief Executive Officer, or, in the case of all others, as recommended by the Chief Executive Officer and approved by the Board of Directors.

         5. BUSINESS EXPENSES. August Technology will, in accordance with its policies and practices as such may change from time to time, reimburse Employee for all ordinary and necessary business expenses after receipt of appropriate documentation of such expenses.

         6. BENEFITS. Employee shall be entitled to insurance and other benefits provided to key management employees in accordance with applicable plan documents and commensurate with vice president and higher positions within the Company. Benefits provided to employees are subject to change in the discretion of August Technology.

         7. STOCK OPTIONS. At the discretion of August Technology, Employee may be granted stock options from time to time, which options shall be subject to the terms and conditions of the August Technology Corporation 1997 Stock Option Plan, as amended from time to time, or any successor plan, and the related stock option agreements. Further, Employee shall be eligible to participate in the August Technology Corporation 2000 Employee Stock Purchase Plan, as amended from time to time, or any successor plan, subject to the terms and conditions contained therein.

         8. TERMINATION. Employee's employment under this Agreement may be terminated:


                  (a) At any time upon mutual written agreement of the parties;

                  (b) By either Employee or August Technology at any time, with or without cause, upon thirty (30) days' written notice to the other;

                  (c) By August Technology immediately upon notice to Employee for cause which shall be defined as:

                           (i) Employee's material failure or neglect, or refusal to perform, the duties and responsibilities of his/her position and/or the reasonable direction of the Board of Directors or his/her superiors;

                           (ii) Commission by Employee of any willful, intentional or negligent act that has the effect of injuring the reputation, business or performance of August Technology;

                           (iii) Employee's conviction of a crime, or commission of any act involving moral turpitude;

                           (iv) Any material default or nonperformance of the terms of this Agreement, or any violation of Paragraphs 10, 11, 12, 14 and/or 15 of this Employment Agreement; or

                  (d) Employee's employment will terminate immediately upon his/her death.


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
         Upon Employee's resignation or termination under this Paragraph 8 for any reason, August Technology shall pay Employee his/her Base Salary through the Employee's last date of employment, and any accrued and unused vacation or other paid time off through the Employee's last date of employment. Employee's entitlement to any vested pension, profit sharing or other benefits shall be governed by applicable plan documents. In the event Employee's employment is terminated either by Employee or August Technology under Paragraph 8 (b), August Technology may elect, in its sole discretion, to pay Employee his/her salary for the thirty (30) day notice period in lieu of Employee's continued performance of duties during the notice period. In the event Employee is terminated by August Technology in accordance with Paragraph 8 (b), August Technology shall, in addition to the above, pay Employee a severance at his/her then current Base Salary rate for the time period as set forth in Exhibit A as "Severance Period", to be paid according to the normal payroll schedule, directly following the thirty (30) day notice period, and August Technology shall, if the Employee elects to continue group health or other group benefits as allowed by COBRA, make the COBRA payments for the Severance Period. Employee shall not be entitled to any further or other payments or benefits of any kind upon the Employee's termination or resignation under this Paragraph 8. In the event, Employee is entitled to Change in Control benefits as set forth in Paragraph 9, Employee shall not be entitled to any severance or notice rights under this Paragraph 8.

         9. CHANGE IN CONTROL. If, within eighteen (18) months following a Change in Control (as defined below), Employee's employment is terminated (as defined below), then:

                  (a) Employee shall be paid his/her last Base Salary on a regular payroll cycle as of the effective date for the time period as set forth in Exhibit A as "Change In Control Severance Period" from the effective date of such termination;

                  (b) For the same Change In Control Severance Period from the effective date of such termination as set forth in Paragraph 9(b), the Company shall, if Employee elects to continue group health or other group benefits as allowed under COBRA, make the COBRA payments for the Change In Control Severance Period;

                  (c) The right to exercise all unexpired and non-vested stock options in favor of Employee shall immediately vest and accelerate; and

                  (d) LIMITATION ON CHANGE OF CONTROL PAYMENTS. Employee shall not be entitled to receive any Change of Control Action, as defined below, which would constitute an "excess parachute payment" for purposes of Code Section 280G, or any successor provision, and the regulations thereunder. In the event any Change of Control Action payable to Employee would constitute an "excess parachute payment," then the acceleration of the exercisability of such stock options and the payments to such Participant pursuant to this Paragraph 9 shall be reduced to the largest extent or amount as will result in no portion of such payments being subject to the excise tax imposed by
                           Section 4999 of the Code. For purposes of this Paragraph 9, a "Change of Control Action" shall mean any payment, benefit or transfer of property in the nature of compensation paid to or for the benefit of Employee


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
                           under any arrangement which is considered contingent on a Change of Control for purposes of Code Section 280G, including, without limitation, any and all salary, bonus, incentive, restricted stock, stock option, compensation or benefit plans, programs or other arrangements, and shall include benefits payable under this Agreement.

                  (e) "CHANGE OF CONTROL." For purposes of this Agreement, "Change of Control" shall mean any of the following events occurring after the date of this Agreement:

                           (1) A merger or consolidation to which the Company is a party, an acquisition by the Company involving the issuance of the Company's securities as consideration for the acquired business, or any combination of fully closed and completed mergers, consolidations or acquisitions during any consecutive twenty-four (24) month period, if the individuals and entities who were shareholders of the Company immediately prior to the effective date of such merger, consolidation, or acquisition (or prior to the effective date of the first of a combination of such transactions) have, immediately following the effective date of such merger, consolidation or acquisition (or following the effective date of the last of a combination of such transactions), beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of
                                    1934) of less than fifty percent (50%) of the total combined voting power of all classes of securities issued by the surviving corporation for the election of directors of the surviving corporation;

                           (2) The acquisition of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of
                                    1934) of securities of the Company by any person or entity or by a group of associated persons or entities acting in concert in one or a series of transactions, which causes the aggregate beneficial ownership of such person, entity or group to equal or exceed twenty percent (20%) or more of the total combined voting power of all classes of the Company's then issued and outstanding securities;

                           (3) The sale of the properties and assets of the Company substantially as an entirety, to any person or entity which is not a wholly-owned subsidiary of the Company;

                           (4) The stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

                           (5) A change in the composition of the Board of the Company at any time during any consecutive twenty-four (24) month period such that the "Continuity

                                    Directors" no longer constitute at least a seventy percent (70%) majority of the Board. For purposes of this event, "Continuity Directors" means (i) those members of the Board who were directors at the beginning of such consecutive twenty-four (24) month period or at the date of this Agreement if this Agreement was entered into less than twenty-four months prior to the change in composition of the Board; and (ii) any new director whose election to the Board of Directors or nominations for election to the Board of Directors was approved by a vote of at least two-thirds (2/3) of the directors identified in the immediately preceding clause (i).

                           (6) The Company enters into a letter of intent, an agreement in principle or a definitive agreement relating to an event described in Paragraph 9(e)(1), 9(e)(2), 9(e)(3),
                                    9(e)(4), or 9(e)(5) that ultimately results in such a Change of Control, or a tender or exchange offer or proxy contest is commenced that ultimately results in an event described in Paragraph 9(e)(2) or 9(e)(5).

                  (f) TERMINATION. For purposes of this Paragraph 9, "Termination" shall mean any of the following events occurring within eighteen (18) months after a Change of Control:

                           (1) The termination of Employee's employment by the Company for any reason, with or without cause, except for termination resulting from conduct by Employee constituting (a) a felony involving moral turpitude under either federal law or the law of the State of Minnesota, or (b) Employee's willful failure to fulfill his/her employment duties with the Company; provided, however, that for purposes of this clause (c), an act or failure to act by Employee shall not be "willful" unless it is done, or omitted to be done, in bad faith and without any reasonable belief that Employee's action or omission were in the best interests of the Company; or

                           (2) The termination of employment with the Company by Employee for Good Reason. Such termination shall be accomplished by, and effective upon, Employee giving written notice to Company of his/her decision to terminate. "Good Reason" shall mean a good faith determination by Employee, in Employee's sole and absolute judgment, that any one or more of the following events has occurred, at any time during the term of this Agreement or after a Change of Control; provided, however, that such event shall not constitute "Good Reason" if Employee has expressly consented to such event in writing or if Employee fails to provide written notice of his/her decision to terminate within sixty (60) days of the occurrence of such event:

                                    (a)      A material change in Employee's
                                             reporting responsibilities, titles
                                             or offices, or any removal of
                                             Employee from or any failure to
                                             re-elect Employee to any of such
                                             positions, which
                                             has the effect of materially
                                             diminishing Employee's
                                             responsibility or authority;

                                    (b)      A reduction by the Company in
                                             Employee's base salary (as
                                             increased from time to time);

                                    (c)      A requirement imposed by the
                                             Company on Employee that results in
                                             Employee being based at a location
                                             that is outside of a twenty-five
                                             (25) mile radius of Employee's
                                             prior job location;

                                    (d)      Without the adoption of a
                                             replacement plan, program or
                                             arrangement that provides benefits
                                             to Employee that are equal to or
                                             greater than those benefits that
                                             are discontinued or adversely
                                             affected:

                                             i.       A failure by the Company
                                                      to continue in effect,
                                                      within its maximum stated
                                                      term, any pension, bonus,
                                                      incentive, stock
                                                      ownership, stock purchase,
                                                      stock option, life
                                                      insurance, health,
                                                      accident, disability, or
                                                      any other employee
                                                      compensation or benefit
                                                      plan, program or
                                                      arrangement, in which
                                                      Employee is or has been
                                                      participating;

                                             ii.      The taking of any action
                                                      by the Company that would
                                                      adversely affect
                                                      Employee's participation
                                                      or materially reduce
                                                      Employee's benefits under
                                                      any of such plans,
                                                      programs or arrangements;
                                                      or

                                    (e)      Any action by the Company that
                                             would materially adversely affect
                                             the physical conditions in or under
                                             which Employee performs his/her
                                             employment duties; or

                                    (f)      Any material breach by the Company
                                             of this Employment Agreement
                                             between Employee and the Company.

                                    Termination for "Good Reason" shall not
                           include Employee's death or a termination for any reason other than the events specified in clauses (a) through (f) above.

         10. CONFIDENTIAL INFORMATION. During the term of this Agreement and at all times thereafter, Employee shall not directly or indirectly use or disclose any trade secret, proprietary or confidential information of August Technology or any subsidiary for the benefit of any person or entity other than August Technology or any subsidiary without prior written approval of August Technology's Board of Directors. For purposes of this Agreement, in addition to all materials and information protected by applicable statute or law, the parties acknowledge that confidential information shall include any information, whether in print, on computer disc or tape or otherwise, which is not public information and which relates to August Technology or any subsidiary, or August Technology's or any subsidiary's existing or reasonably foreseeable business, including but not limited to information relating to research, development, technology, manufacturing processes, purchasing and sales, information relating to sales and other financial strategies, plans and/or goals, information relating to proprietary rights and data, ideas, know-how, and/or trade secrets, information regarding the identity and/or needs of clients or customers, client or customer lists and other client or customer information, information regarding active and inactive accounts of August Technology or any subsidiary, and information relating to August Technology's or any subsidiary's methods of operation.

         11. NONCOMPETITION OBLIGATIONS. As a condition to and in consideration of his/her employment and continued employment, and in exchange for the severance and Change of Control provisions as set forth in Paragraphs 8 and 9 of this Employment Agreement, and the mutual covenants herein, Employee agrees that, during his/her employment and for a period of one (1) year following his/her voluntary or involuntary resignation or termination for any reason, the Employee will not, on behalf of himself/herself or any other person or entity:

                  (a) Directly or indirectly solicit, on Employee's own behalf, or on behalf of another, any of August Technology's or any subsidiary's customers or potential customers with whom Employee or Employee's supervisees had contact, either directly or indirectly, within the twelve months immediately preceding Employee's resignation or termination of employment, for the purpose of providing, selling, or attempting to sell any products or services competing with those provided or sold by August Technology or any subsidiary, or clearly contemplated thereby due to research, development, engineering, applications, licensing, or other like projects in process, at the time of resignation or termination; or

                  (b) hire or attempt to hire, or influence or solicit, or attempt to influence or solicit, either directly or indirectly, any employee of August Technology or any subsidiary to leave or terminate his/her or her employment, or to work for any other person or entity.

         12. WORK PRODUCT AND INVENTIONS. August Technology shall be entitled to all of the benefits, profits, results and work product arising from or incident to all work, services, advice and activities of Employee, including without limitation all rights in inventions (as set forth below), trademark or trade name creations, and copyrightable materials. Employee shall not, during the term of his/her employment by August Technology, be interested, directly or indirectly, in any manner, including, but not limited to, as partner, officer, advisor, or in any other capacity in any other business similar to, or in competition with, August Technology's or any subsidiary's business.

         Employee agrees to communicate promptly and fully to August Technology all inventions, discoveries, improvements or designs conceived or reduced to practice by Employee during the period of his/her employment with August Technology (alone or jointly with others), and, except as provided in this Paragraph 12, Employee will and hereby does assign to August Technology and/or its nominees all of the Employee's right, title and interest in such inventions, discoveries, improvements or designs and all of his/her right, title and interest in any patents, patent applications or copyrights based thereon without obligation on the part of August Technology or any subsidiary to make any further compensation, royalty or payment to Employee. Employee further agrees to assist August Technology and/or its nominee (without charge but at no expense to Employee) at any time and in every proper way to obtain and maintain for its and/or their own benefit, patents for all such inventions, discoveries and improvements and copyrights for all such designs.

         This Agreement does not obligate Employee to assign to August Technology any invention, discovery, improvement or design for which no equipment, supplies, facility or trade secret information of August Technology or any subsidiary was used and which was developed entirely on Employee's own time, and (1) which does not relate (a) directly to the business of August Technology or any subsidiary, or (b) to August Technology's or any subsidiary's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Employee for August Technology or any subsidiary.

         13. EXEMPT INVENTIONS. Identified under Exempt Inventions in Exhibit A by descriptive title are all of the Inventions, if any, in which Employee possesses any right, title or interest prior to Employee's employment with August Technology or execution of this Employment Agreement which are not subject to the terms hereof.

         14. COPYRIGHTS. Employee acknowledges that any documents, drawings, computer software or other work of authorship prepared by Employee within the scope of his/her employment is a "work made for hire" under U.S. copyright laws and that, accordingly, August Technology exclusively owns all copyright rights in such works of authorship. For purposes of this paragraph, "scope of employment" means that the work of authorship (a) relates to any subject matter pertaining to his/her employment, (b) relates to or is directly or indirectly connected with the existing or reasonably foreseeable business, products, projects or confidential information of August Technology or any subsidiary, or
(c) involves the use of any time, material or facility of August Technology or any subsidiary.

         15. RETURN OF PROPERTY. Employee shall, immediately upon his/her involuntary or voluntary resignation or termination from employment for any reason, deliver to August Technology all documents and other items, whether on computer disc or tape or otherwise, including all copies thereof, belonging to August Technology or any subsidiary or in any way related to the business of August Technology or any subsidiary or the services Employee performed for August Technology or any subsidiary, including but not limited to any documents or items containing trade secret, proprietary, or confidential information, documents in any way relating to any inventions or copyrights, client or customer information, information relating to August Technology's or any subsidiary's processes or procedures and any other materials or documents of any sort relating to August Technology or any subsidiary. Employee shall not retain any copies or summaries of any kind of documents and materials covered by this Paragraph 15.

         16. REMEDY UPON VIOLATION. Employee and August Technology agree that a breach or threatened breach of Paragraphs 10, 11, 12, 14 or 15 would cause irreparable harm to August Technology and/or its subsidiaries, and that monetary damages alone would not be an adequate remedy. Employee agrees that August Technology and any subsidiary shall be entitled, in addition to any other remedy it may have at law or in equity, to an injunction, without the posting of a bond if allowed by applicable law or with the posting of a minimal bond if required, enjoining or restraining Employee from any violation or violations or threatened violation or violations of Paragraphs 10, 11, 12, 14 and 15, and/or for specific performance of duties and obligations under such paragraphs, and Employee hereby consents to the issuance of such injunction. If any rights or restrictions contained in Paragraphs 10, 11, 12, 14 and 15 shall be deemed to be unenforceable by reason of the extent, duration or geographic scope, or other provision thereof, the parties contemplate that the Court shall reduce such extent, duration or geographic scope or other provision and enforce Paragraphs 10, 11, 12, 14 and 15 in their reduced form for all purposes in the manner contemplated by such Paragraphs.

         17. OTHER AGREEMENTS. By Employee's signature to this Agreement, Employee warrants that he/she is not subject to any employment, noncompetition, confidentiality, inventions or other obligations or agreements which would prevent or restrict the Employee in any way from accepting employment with August Technology and fully performing his/her duties and responsibilities as described in this Agreement. Employee, by his/her signature to this Agreement, further warrants that he/she has not taken and will not take any trade secret, proprietary or confidential information of any former employer, and will not use or disclose any such information to anyone in the performance of duties and responsibilities under this Agreement.

         18. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of August Technology.

         19. NOTICES. All notices and other communications to be given under this Agreement shall be in writing and shall be deemed to be given when delivered personally, or when mailed by registered or certified mail, addressed to the party to whom such notice is intended to be given, at the last known address for that party or at such other address as the party may specify by written notice.

         (a) In the case of August Technology, the notice shall be provided to:

                           General Counsel
                           August Technology Corporation
                           4900 West 78th Street
                           Bloomington, MN 55435

         (b)      In the case of Employee, the notice shall be provided to:

                           Al Eliasen
                           17617 GeorgeMoran Drive
                           Eden Prairie, MN 55347

         Either party may, by written notice hereunder, designate a change of address. Any notice, if mailed properly addressed, postage prepaid, registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received within the fifth business day thereafter, or when it is actually received, whichever is sooner.

         20. SURVIVAL OF PROVISIONS. Employee acknowledges and agrees that the restrictions and obligations set forth in Paragraphs 10, 11, 12, 13, 14, 15 and 16 of this Agreement are reasonable, shall survive his/her resignation from or the termination of his/her employment, and shall apply to him/her whether his/her resignation or termination from employment is voluntary or involuntary and regardless of the reason for such resignation or termination.

         21. NONWAIVERS. No failure on the part of either party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any right or remedy granted hereby or by any related document or by law.

         22. GOVERNING LAW. This Agreement shall be construed and interpreted according to the laws of the State of Minnesota, without reference to its conflict of laws provisions.

         23. PARAGRAPH HEADINGS. Paragraph headings are included in this Agreement for convenience of reference only, and are not intended to be full or accurate descriptions of the contents hereof.

         24. COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one (1) and the same instrument.

         25. ENTIRE AGREEMENT. This Agreement states the entire Agreement of the parties on the subjects set forth herein, and merges and supersedes all prior agreements and understandings between the parties. No modification, termination, or attempted waiver of any provision of this Agreement will be valid unless it is made in writing and signed by the party against whom the same is sought to be enforced, and is specifically identified as a modification, termination, release, waiver or discharge of this Agreement. If any term, clause or provision of this Agreement shall for any reason be adjudged invalid, unenforceable or void, the same shall not impair or invalidate any of the other provisions contained herein, all of which shall be performed in accordance with their respective terms.

                                                  AUGUST TECHNOLOGY CORPORATION

Dated:________________________, 2002              By____________________________
                                                           Its__________________



Dated:________________________, 2002              By____________________________
                                                           EMPLOYEE


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
                                    EXHIBIT A

Employee's Name                     =       Al Eliasen

Employee's Title                    =       V.P. Engineering

Manager                             =       Chief Operating Officer

Base Salary                         =       $138,000

Severance Period                    =       twelve (12) months

Change In Control Severance Period  =       eighteen (18) months

Exempted Inventions                 =       _________________________
                                            _________________________
                                            _________________________
                                            _________________________
Initials of approval of Exhibit:    AUGUST TECHNOLOGY CORP.   _______

                                    EMPLOYEE                  _______


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